Exhibit 4.1
Execution Version

INDENTURE
Dated as of August 24, 2026

VALVOLINE INC.
THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

Table of Contents
Page
Section 1.01.    Definitions    1
Section 1.02.    Other Definitions    27
Section 1.03.    Trust Indenture Act    28
Section 1.04.    Rules of Construction    28
ARTICLE II

THE NOTES
Section 2.01.    Form and Dating; Terms    30
Section 2.02.    Execution and Authentication    32
Section 2.03.    Registrar and Paying Agent    32
Section 2.04.    Paying Agent to Hold Money in Trust    33
Section 2.05.    Holder Lists    33
Section 2.06.    Transfer and Exchange    33
Section 2.07.    Replacement Notes    45
Section 2.08.    Outstanding Notes    45
Section 2.09.    Treasury Notes    46
Section 2.10.    Temporary Notes    46
Section 2.11.    Cancellation    46
Section 2.12.    Defaulted Interest    47
Section 2.13.    CUSIP or ISIN Numbers    47
Section 2.14.    [Intentionally Omitted]    47
Section 2.15.    Benefits of Indenture    47
ARTICLE III

REDEMPTION AND PREPAYMENT
Section 3.01.    Notices to Trustee    48
Section 3.02.    Selection of Notes To Be Redeemed    48
Section 3.03.    Notice of Redemption    48
Section 3.04.    Effect of Notice of Redemption    49
Section 3.05.    Deposit of Redemption Price    50
Section 3.06.    Notes Redeemed in Part    50
Section 3.07.    No Mandatory Redemption    50
Section 3.08.    Optional Redemption    51
Section 3.09.    Offers to Purchase; Acquisition of Notes    52
i

ARTICLE IV

COVENANTS
Section 4.01.    Payment of Notes    52
Section 4.02.    Reports and Other Information    52
Section 4.03.    Compliance Certificate    54
Section 4.04.    Further Instruments and Acts    54
Section 4.05.    [Intentionally Omitted]    54
Section 4.06.    [Intentionally Omitted]    54
Section 4.07.    [Intentionally Omitted]    54
Section 4.08.    [Intentionally Omitted]    55
Section 4.09.    [Intentionally Omitted]    55
Section 4.10.    [Intentionally Omitted]    55
Section 4.11.    [Intentionally Omitted]    55
Section 4.12.    Liens    55
Section 4.13.    Offer to Repurchase at the Option of Holders Upon Change of Control    55
Section 4.14.    [Intentionally Omitted]    57
ARTICLE V

SUCCESSORS
Section 5.01.    Merger, Consolidation or Sale of All or Substantially All Assets    57
Section 5.02.    Successor Company Substituted    59
ARTICLE VI

DEFAULTS AND REMEDIES
Section 6.01.    Events of Default    60
Section 6.02.    Acceleration    62
Section 6.03.    Other Remedies    64
Section 6.04.    Waiver of Past Defaults    64
Section 6.05.    Control by Majority    64
Section 6.06.    Limitation on Suits    65
Section 6.07.    Rights of Holders to Receive Payment    65
Section 6.08.    Collection Suit by Trustee    65
Section 6.09.    Trustee May File Proofs of Claim    65
Section 6.10.    Priorities    66
Section 6.11.    Undertaking for Costs    66
Section 6.12.    Waiver of Stay or Extension Laws    66

ARTICLE VII

TRUSTEE
Section 7.01.    Duties of Trustee    67
Section 7.02.    Rights of Trustee    68
Section 7.03.    Individual Rights of Trustee    70
Section 7.04.    Trustee’s Disclaimer    70
Section 7.05.    Notice of Defaults    70
Section 7.06.    [Intentionally Omitted]    70
Section 7.07.    Compensation and Indemnity    70
Section 7.08.    Replacement of Trustee    71
Section 7.09.    Successor Trustee by Merger    72
Section 7.10.    Eligibility; Disqualification    73
ARTICLE VIII

LEGAL DEFEASANCE, COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE
Section 8.01.    Option To Effect Legal Defeasance or Covenant Defeasance    73
Section 8.02.    Legal Defeasance and Discharge    73
Section 8.03.    Covenant Defeasance    74
Section 8.04.    Conditions to Legal or Covenant Defeasance    74
Section 8.05.    Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions    75
Section 8.06.    Repayment to the Company    76
Section 8.07.    Satisfaction and Discharge of Indenture    76
Section 8.08.    Reinstatement    77
ARTICLE IX

AMENDMENTS
Section 9.01.    Without Consent of Holders    78
Section 9.02.    With Consent of Holders    79
Section 9.03.    Revocation and Effect of Consents and Waivers    80
Section 9.04.    Notation on or Exchange of Notes    80
Section 9.05.    Trustee to Sign Amendments    80
Section 9.06.    Payment for Consent    81
ARTICLE X

GUARANTEES
Section 10.01.    Guarantees    81

Section 10.02.    Limitation on Liability    82
Section 10.03.    Releases    83
Section 10.04.    Successors and Assigns    84
Section 10.05.    No Waiver    84
Section 10.06.    Additional Guarantees    84
Section 10.07.    Execution of Supplemental Indenture for Future Guarantors    84
Section 10.08.    Non-Impairment    85
Section 10.09.    Benefits Acknowledged    85
ARTICLE XI

MISCELLANEOUS
Section 11.01.    [Intentionally Omitted]    85
Section 11.02.    Notices    85
Section 11.03.    [Intentionally Omitted]    86
Section 11.04.    Certificate and Opinion as to Conditions Precedent    86
Section 11.05.    Statements Required in Certificate or Opinion    87
Section 11.06.    Rules by Trustee, Paying Agent and Registrar    87
Section 11.07.    Legal Holidays    87
Section 11.08.    Governing Law    87
Section 11.09.    No Personal Liability of Directors, Officers, Employees and Stockholders    87
Section 11.10.    Successors    88
Section 11.11.    Multiple Originals; Electronic Signatures    88
Section 11.12.    Waiver of Jury Trial    88
Section 11.13.    Table of Contents; Headings    88
Section 11.14.    Severability    88
Section 11.15.    Submission to Jurisdiction and Venue    88

EXHIBIT A    Form of Note
EXHIBIT B    Form of Certificate of Transfer
EXHIBIT C    Form of Certificate of Exchange
EXHIBIT D    Form of Supplemental Indenture for Additional Subsidiary Guarantors

INDENTURE dated as of August 24, 2026, among VALVOLINE INC., a Kentucky corporation, each of the Company’s (as defined herein) subsidiaries that becomes a Guarantor (as defined herein) pursuant to the terms of this Indenture (collectively, the “Subsidiary Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the term “the Company” refers only Valvoline Inc., and not to any of its Subsidiaries (as defined herein) or Affiliates (as defined herein).
WHEREAS, the Company has duly authorized the creation of an issue of $600,000,000 aggregate principal amount of 6.125% Senior Notes due 2034 (the “Initial Notes” and, together with any Additional Notes, the “Notes”). The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.
WHEREAS, the Company has duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein).
ARTICLE I

DEFINITIONS
Section 1.01.Definitions. The following terms shall have the following meanings:
“144A Global Note” means a Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the Outstanding principal amount of Notes initially sold in reliance on Rule 144A.
“2024 Notes” means the Company’s 5.500% senior unsecured notes due 2024 (which notes were redeemed by the Company on March 11, 2020).
“2031 Notes” means the Company’s 3.625% senior unsecured notes due 2031.
“Additional Notes” means any additional notes issued by the Company having the same terms as the Notes, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial Interest Payment Date.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For purposes of this Indenture, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent and Custodian.
“Applicable Premium” means, with respect to any Note on any date of redemption, the greater of:
(1)1.0% of the then Outstanding principal amount of such Note; and
(2)the excess, if any, of (a) the present value at such date of redemption of (i) the redemption price of such Note at August 15, 2029 (such redemption price being set forth in Section 3.08(b)) plus (ii) all required interest payments due on such Note through August 15, 2029 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over (b) the then Outstanding principal amount of such Note.
“Applicable Procedures” means, with respect to any transfer, redemption, tender or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.
“Ashland” means Ashland LLC, a Kentucky limited liability company.
“Ashland Chemco” means Ashland Chemco Inc., a Delaware corporation.
“Ashland Chemco Internal Spin-Off” means the distribution by the Company of the shares of Ashland Chemco, a newly formed entity that ultimately became the direct parent of Ashland, to Ashland Global, such that Ashland Global holds the Valvoline Business exclusively through the Company and Ashland Global holds Ashland and the Chemicals Business exclusively through Ashland Chemco.
“Ashland Global” means Ashland Global Holdings Inc., a Delaware corporation.
“Ashland Reorganization” means the reorganization of Ashland, the Company and their respective subsidiaries under a new public holding company, Ashland Global.
“Ashland Separation” means collectively, the Ashland Chemco Internal Spin-Off, the Valvoline Reorganization, the Ashland Reorganization and the Transfer.
“Ashland Separation Transactions” means, collectively, the Ashland Separation, the Contribution, the Assumption, the IPO and the Second Step Spin-Off.
“Assumption” means the merger of Valvoline Finco Two LLC (“Finco Two”) with and into the Company, with the Company surviving, and the assumption by the Company of the obligations of Finco Two under the indenture for the 2024 Notes, the 2031 Notes and the Credit Facilities.

“Attributable Indebtedness” means, on any date, without duplication, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease Obligation and (c) all Synthetic Debt of such Person.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors or other relevant law in any jurisdiction of competent authority for the relief of debtors relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, examinership or reorganization or any amendment to, succession to or change in any such law.
“Board of Directors” means, with respect to a corporation, the board of directors of the corporation, and, with respect to any other Person, the board or committee of such Person, or board of directors of the general partner or general manager of such Person, serving a similar function.
“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been adopted by the Board of Directors of the Company or pursuant to authorization by the Board of Directors of the Company, including by an authorized officer, and to be in full force and effect on the date of the certificate, and delivered to the Trustee.
“Business Day” means each day that is not a Legal Holiday.
“Calculation Date” means the date on which the event requiring the calculation of the Consolidated Secured Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, shall occur.
“Capital Markets Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar Indebtedness securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such Indebtedness securities to registration thereof with the SEC. The term “Capital Markets Debt” (i) shall not include the Notes (including, for the avoidance of doubt, any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not resold by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Credit Facilities, commercial bank or similar Indebtedness, Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation (including, without limitation, quotas) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all leases that are or would be characterized as operating leases in accordance with GAAP immediately prior to September 30, 2018 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capitalized Lease Obligations) regardless of any change in GAAP.
“Cash Equivalents” means:
(1)readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(2)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a lender under the Credit Facilities or (B) is organized under the laws of the United States, any State thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (3) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;
(3)commercial paper issued by any Person organized under the laws of any State of the United States and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 360 days from the date of acquisition thereof;
(4)investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (1), (2) and (3) of this definition;
(5)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (2) above; and

(6)in the case of any Foreign Subsidiary, investments which are similar to the items specified in subsections (1) through (5) of this definition made in the ordinary course of business.
“Change of Control” means the occurrence of any one of the following:
(1)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or any of its Subsidiaries; or
(2)the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of ultimate beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than by virtue of (a) the imposition of one or more holding companies (including in connection with a business combination and regardless of whether any such holding company has other assets) or (b) the reincorporation of the Company in another jurisdiction, if in the case of either (a) or (b) the beneficial owners of the Voting Stock of the Company immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter.
For the purposes of this definition, the term “Person” shall be defined as that term is used in Section 13(d)(3) of the Exchange Act and the term “beneficial owner” shall be defined as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act.
“Chemicals Business” means Ashland’s specialty ingredients and performance materials businesses.
“Clearstream” means Clearstream Banking, S.A., and any successor thereto.
“Company” has the meaning assigned to it in the preamble to this Indenture.
“Company Order” means a written order signed in the name of the Company by an Officer.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Transaction or a Receivables Facility and amortization of intangible assets, debt issuance costs, commissions, fees and expenses, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (excluding, in each case, amortization expense attributable to a prepaid cash item that was paid in a prior period).
“Consolidated Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of, without duplication

(a) the outstanding principal amount of all obligations (as calculated under GAAP), whether current or long-term, for borrowed money (including Obligations in respect of the Indebtedness hereunder), reimbursement obligations for amounts drawn under letters of credit and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct (but, for the avoidance of doubt, not contingent) obligations arising under bankers’ acceptances and bank guaranties, (c) all Attributable Indebtedness, and (d) without duplication, all guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of Persons other than the Company or any Restricted Subsidiary. For purposes hereof, the Consolidated Indebtedness of the Company and the Restricted Subsidiaries shall include any of the items in clauses (a) through (d) above of any other entity (including any partnership in which the Company or any consolidated Subsidiary is a general partner) to the extent the Company or such consolidated Subsidiary is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of that item expressly provide that such Person is not liable therefor. For all purposes hereunder, Consolidated Indebtedness shall (i) be calculated on a pro forma basis unless otherwise specified and (ii) include all outstandings of the Company and its Restricted Subsidiaries under any Receivables Facility (but excluding the intercompany obligations owed by a special purpose vehicle or other financing subsidiary to the Company or any other Restricted Subsidiary in connection therewith). Notwithstanding the foregoing, (i) the principal amount outstanding at any time of any Indebtedness included in Consolidated Indebtedness issued with original issue discount shall be the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof and (ii) in no event shall any operating lease constitute Indebtedness.
“Consolidated Interest Expense” means, as of any date of determination for any period, the excess of (a) the sum, without duplication, of
(i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP,
(ii) cash payments made in respect of obligations referred to in clause (b)(ii) below,
(iii) the portion of rent expense under Capitalized Lease Obligations that is treated as interest in accordance with GAAP, in each case, of or by the Company and its Restricted Subsidiaries on a consolidated basis for such period,
(iv) all interest, premium payments, debt discount, fees, charges and related expenses in connection with a Receivables Facility, and
(v) whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of the Company) on any series of Disqualified Stock or any series of Preferred Stock during such period,
Minus

(b) to the extent included in such consolidated interest expense for such period, the sum, without duplication, of
(i) extinguishment charges relating to the early extinguishment of Indebtedness or obligations under Swap Contracts,
(ii) noncash amounts attributable to the amortization of debt discounts or accrued interest payable in kind,
(iii) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period,
(iv) interest income treated as such in accordance with GAAP, and
(v) fees and expenses, original issue discount and upfront fees, in each case of or by the Company and its Restricted Subsidiaries on a consolidated basis for such period.
“Consolidated Net Income” means, as of any date of determination, the Net Income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for any period; provided that Consolidated Net Income shall exclude:
(1)[Reserved];
(2)any after-tax income (or after-tax loss) for such period of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in such income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution;
(3)any after-tax gain or after-tax loss realized as a result of the cumulative effect of a change in accounting principles;
(4)any after-tax gain or after-tax loss attributable to any foreign currency hedging arrangements or currency fluctuations;
(5)after-tax extinguishment charges relating to the early extinguishment of Indebtedness and obligations under Swap Contracts and after-tax extinguishment charges relating to upfront fees and original issue discount on Indebtedness;
(6)any pension or other post-retirement after-tax gain or after-tax expense for such period; provided that Consolidated Net Income shall be reduced by the amount of any cash payments made during such period relating to pension and other post-retirement costs (except for any payments made in respect of the pension funding in excess of the amount of required regulatory contributions for such period (as reasonably determined by the Company, which determination shall be conclusive)); and
(7)any gains or losses or other financial impact from any restructuring related to, connected with, or in any way arising from the Separation Transactions.
“Consolidated Secured Net Leverage Ratio” means, as of the applicable Calculation Date, the ratio of (a) the Consolidated Indebtedness of the Company and its

Restricted Subsidiaries that is secured as of such Calculation Date less Unrestricted Cash of the Company and its Restricted Subsidiaries as of such Calculation Date (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such Calculation Date) to (b) LTM EBITDA.
“Contribution” means the transfer by Ashland to the Company of substantially all of the historical assets and liabilities related to the Valvoline Business, as well as other assets and liabilities.
“Credit Facilities” means the Second Amended and Restated Credit Agreement dated as of December 1, 2025, by and among the Company, the lenders and L/C issuers from time to time party thereto and The Bank of Nova Scotia, as administrative agent, swing line lender and L/C issuer, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof.
“Custodian” means (other than as used and defined in Article VI) the Trustee, as custodian with respect to any Notes in global form.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Debt Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Company’s Credit Facilities, as they may be amended from time to time, or other financing arrangements (including, without limitation, commercial paper facilities or indentures), providing for revolving credit loans, term loans or letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, investor or group of lenders.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person, or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate), is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale and other than if redeemable for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale and other than if redeemable for Capital Stock of such Person that is not itself Disqualified Stock), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia other than any such Restricted Subsidiary that is a (a) direct or indirect Subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holding Company or (b) Foreign Subsidiary Holding Company.
“DTC” means The Depository Trust Company or its successors.
“EBITDA” means, as of any date of determination for any period, an amount equal to Consolidated Net Income for such period plus
(1)proceeds of business interruption insurance received during such period, but only to the extent not included in Consolidated Net Income; plus
(2)the following to the extent deducted in calculating such Consolidated Net Income, but without duplication and in each case for such period:
(i)Consolidated Interest Expense;
(ii)the provision for federal, state, local and foreign income taxes payable;
(iii)Consolidated Depreciation and Amortization Expense;
(iv)asset impairment charges;
(v)expenses reimbursed by third parties (including through insurance and indemnity payments);
(vi)fees and expenses incurred in connection with the Separation Transactions, any Receivables Facility, any proposed or actual issuance of any

Indebtedness or Equity Interests (including upfront fees and original issue discount), or any proposed or actual acquisitions, investments, asset sales or divestitures permitted hereunder, in each case that are expensed;
(vii)non-cash restructuring and integration charges and cash restructuring and integration charges; provided that the aggregate amount of all cash restructuring and integration charges shall not exceed 15% of EBITDA for any twelve-month period, calculated immediately before giving effect to the addback in this clause (vii);
(viii)non-cash stock expense and non-cash equity compensation expense;
(ix)other expenses or losses, including purchase accounting entries such as the inventory adjustment to fair value, reducing such Consolidated Net Income which do not represent a cash item in such period or any future period;
(x)expenses or losses in respect of discontinued operations of the Company or any of its Restricted Subsidiaries;
(xi)any unrealized losses attributable to the application of “mark to market” accounting in respect of Swap Contracts; and
(xii)with respect to any disposition for which pro forma effect is required to be given, any loss thereon; plus
(3)the amount of net cost savings and operating expense reductions projected by the Company in good faith to be realized as a result of actions initiated or to be initiated or taken on or prior to the date that is 24 months after the consummation of any investment, acquisition, disposition, merger, consolidation, disposed operation or operational change or other transaction and prior to or during such period (calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and quantifiable (as determined in good faith by an Officer of the Company) and (y) no cost savings shall be added pursuant to this clause (3) to the extent duplicative of any expenses or charges relating to such cost savings that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing EBITDA for such period; provided further, that the adjustments pursuant to this clause (3) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of Fixed Charge Coverage Ratio;
and minus
(4)the following to the extent included in calculating such Consolidated Net Income, but without duplication and in each case at such determination date:
(i)federal, state, local and foreign income tax credits;
(ii)all non-cash gains or other items increasing Consolidated Net Income;

(iii)gains in respect of discontinued operations of the Company or any of its Restricted Subsidiaries;
(iv)any unrealized gains for such period attributable to the application of “mark-to-market” accounting in respect of Swap Contracts; and
(v)with respect to any disposition for which pro forma effect is required to be given, any gain thereon.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company (excluding Disqualified Stock), other than:
(1)public offerings with respect to the Company’s common stock registered on Form S-8; and
(2)issuances to any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company.
“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, and any successor thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith (which determination shall be conclusive).
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
For purposes of making the computation referred to above, investments, acquisitions, dispositions, mergers, consolidations, disposed operations (as determined in accordance with GAAP) and operational changes that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such investments, acquisitions, dispositions, mergers, consolidations, disposed operations and operational changes (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to an investment, acquisition, disposition, merger, consolidation, disposed operation, operational change or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reductions resulting from such investment, acquisition, disposition, merger, consolidation, disposed operation, operational change or other transaction, in each case calculated in the manner described in the definition of “EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, or the District of Columbia and any direct or indirect Subsidiary of such Foreign Subsidiary.
“Foreign Subsidiary Holding Company” means, with respect to any Person, any Subsidiary of such Person substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more (a) Foreign Subsidiaries and/or (b) Subsidiaries described in this definition.
“GAAP” means generally accepted accounting principles in the United States of America which are in effect from time to time that are applicable as of the date of determination. Notwithstanding anything in this Indenture to the contrary, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to September 30, 2018 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following such date that would otherwise require such leases to be characterized as Capitalized Lease Obligations.
“Global Note” has the meaning set forth in Section 2.01 hereof.
“Global Note Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.06(f)(2) hereof.
“Global Products Transaction” means the sale of the Company’s former Global Products reportable segment, now doing business as Valvoline Global Operations (VGO), to Aramco Overseas Company B.V.
“Government Securities” means securities that are:
(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged;
(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt; or
(3)AAA rated money market mutual funds, where 100% of the holdings are in securities described in clauses (1) or (2) of this definition of Government Securities or repurchase agreements that are fully collateralized by securities described in clauses (1) or (2) of this definition of Government Securities.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business and Standard Securitization Undertakings), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under this Indenture and the Notes.
“Guarantor” means each Subsidiary Guarantor and any other Person that becomes a Guarantor in accordance with the terms of this Indenture.
“Holder” means the Person in whose name a Note is registered on the applicable Registrar’s books.
“incur” means to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(1)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(2)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, except to the extent that such instruments support Indebtedness of the type referred to in subclause (i) of the parenthetical in clause (4) of this defined term;
(3) [Reserved];
(4)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out or similar obligation that is a contingent obligation or that is not reasonably determinable as of the applicable date of determination and (iii) any earn-out or similar obligation that is not a contingent obligation and that is reasonably determinable as of the applicable date of determination to the extent that (A) such Person is indemnified for the payment thereof by a third party reasonably believed by such Person to be solvent or (B) amounts to be applied to the payment therefor are in escrow);
(5)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(6)(i) all Attributable Indebtedness of such Person and (ii) all obligations of such Person under any Receivables Facility (but excluding the intercompany obligations owed by a special purpose vehicle or other financing subsidiary to the Company or any other Restricted Subsidiary in connection therewith); and
(7)all guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, (i) the principal amount outstanding at any time of any Indebtedness issued with original issue discount shall be the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof and (ii) in no event shall any operating lease constitute Indebtedness.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Interest Payment Date” means the date specified in the Notes for the payment of any installment of interest on the Notes.

“IPO” means the Company’s initial public offering, which closed on September 28, 2016.
“Issue Date” means August 24, 2026.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“LTM EBITDA” means EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements are available (which may be internal financial statements), with such adjustments applicable to EBITDA as provided for in the definition of “Fixed Charge Coverage Ratio.”
“Master Agreement” has the meaning assigned to it in the definition of “Swap Contract.”
“Maturity Date,” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, that either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “failure to pay” or “bankruptcy credit event” (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.
“Notes” has the meaning assigned to it in the preamble to this Indenture.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the offering memorandum of the Company with respect to the Notes issued on the Issue Date, dated August 13, 2026.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Executive Vice President, any Senior Vice President, any duly authorized Vice President, the Treasurer or the Secretary of the Company or a Guarantor.
“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company or on behalf of a Guarantor by an Officer of such Guarantor (or if such Guarantor is a general partnership, one of the partners of the Guarantor).
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary of the Company.
“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(1)Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(2)Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;
(3)Notes that have been defeased pursuant to the procedures specified in Article VIII; and
(4)Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
“Participant” means a Person who has an account with the Depositary and shall include other indirect participants in DTC serving a similar function.
“Performance References” has the meaning assigned to it in the definition of “Derivative Instrument.”
“Permitted Liens” means, with respect to any Person:
(1)Liens securing Indebtedness incurred in respect of Capitalized Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided that such Indebtedness does not at any time encumber any property other than the property financed by such Indebtedness, other than proceeds and products thereof and either (a) the Indebtedness related thereto does not exceed the cost or fair market value, whichever is lower, of the property being financed and such Indebtedness exists at the date of such purchase or transaction or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of installation and the beginning of the full productive use of such asset) or (b) the Indebtedness related thereto does not exceed the fair market value of the property being financed, and after giving effect to the incurrence of any such Indebtedness the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available would be at least 2.00 to 1.00; provided further, that such Liens extend only to the assets or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof;
(2)Liens existing on the Issue Date (other than Liens existing on the Issue Date securing the Credit Facilities, which shall be deemed incurred and outstanding pursuant to clause (16)(a) below);
(3)Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries (other than after-acquired property of the acquired Person of the same nature as the property that is the subject of such Lien at the time such Person becomes a Subsidiary);
(4)Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries (other than after-acquired property of the acquired Person of the same nature as the property that is the subject of such Lien at the time such Person becomes a Subsidiary);
(5)Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(6)Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(7)Liens in favor of the Company or any Subsidiary Guarantor;
(8)Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients;
(9)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extension, renewal or replacement) as a whole, or in part, of any Indebtedness secured by any Lien referred to in Section 4.12(b) or clause (1), (2), (3), (4) or (15) of this definition, in each case to the extent that the Indebtedness secured by such new Lien is not in excess of the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Section 4.12(b) or clause (1), (2), (3), (4) or (15) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, however, that in each case such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property);
(10)Liens securing Indebtedness of any non-Guarantor Restricted Subsidiary, to the extent such Liens relate only to the assets and properties of a non-Guarantor Restricted Subsidiary (and for the avoidance of doubt, any Liens permitted by this clause (10) at the time of incurrence thereof shall continue to be permitted by this clause (10) if such non-Guarantor Restricted Subsidiary later provides a Guarantee of the Notes);
(11)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(12)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;
(13)Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(14)Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts or other cash management arrangements of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(15)Liens securing Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed, at any one time outstanding, $300.0 million; provided such Liens extend only to the assets of such Foreign Subsidiaries;
(16)Liens securing Indebtedness incurred under Debt Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided, however, that either (a) immediately after giving effect to any such incurrence, the then outstanding aggregate principal amount of all such Secured Indebtedness, together with any refinancing Secured Indebtedness incurred and outstanding under clause (16)(b) below in respect thereof, does not exceed the sum of (x) $1,700.0 million plus (y) the maximum principal amount of additional Secured Indebtedness that could be incurred such that after giving effect to such incurrence, the Consolidated Secured Net Leverage Ratio would be no greater than 4.00 to 1.00 (calculated without netting the cash proceeds of any such Indebtedness); or (b) such Indebtedness constitutes refinancing Indebtedness in respect of Indebtedness incurred and outstanding under clause (16)(a) above or this clause (16)(b);
(17)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(18)Liens securing the Notes (other than any Additional Note) or the Guarantees thereof;
(19)Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(20)Liens on trusts, cash or Cash Equivalents or other funds in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness pending consummation of a strategic transaction, or similar obligations; provided that such defeasance, discharge or redemption is otherwise permitted by this Indenture;
(21)Standard Securitization Undertakings and Liens on Securitization Assets or on assets of a Securitization Special Purpose Entity, in either case incurred in connection with a Qualified Securitization Transaction or a Receivables Facility, in each case, (i) incurred by a Securitization Special Purpose Entity as part of, pursuant to or in connection with a Qualified Securitization Transaction (including Indebtedness to the Company, any Restricted Subsidiary or other Person) that is without recourse to the Company or to any Restricted Subsidiary (other than Standard Securitization Undertakings) and (ii) in connection with any Receivables Facility; and to the extent that any purported contribution, sale, conveyance, grant or transfer of Securitization Assets or accounts receivables from the Company or any Restricted Subsidiary to a Securitization Special Purpose Entity or to any Person that is not a Restricted Subsidiary, as applicable, shall ever be deemed not to constitute a true sale, any Indebtedness of the applicable Securitization Special Purpose Entity or Person to the Company and such Restricted Subsidiaries arising therefrom (for the avoidance of doubt, such Indebtedness shall include Indebtedness in connection with the trade receivables securitization facility to be entered into in a manner consistent in all material respects with the disclosures set forth or incorporated by reference in the Offering Memorandum, and Liens permitted under this clause (21) shall include Liens in connection with the trade receivables securitization facility to be entered into in a manner consistent in all material respects with the disclosures set forth or incorporated by reference in the Offering Memorandum); and
(22)Liens securing Indebtedness of an Unrestricted Subsidiary that becomes a Restricted Subsidiary in accordance with this Indenture; provided that such Subsidiary was an Unrestricted Subsidiary at the time such Indebtedness was originally incurred and such Indebtedness was not incurred in contemplation of such Unrestricted Subsidiary becoming a Restricted Subsidiary.
In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Securitization Transaction” means any transaction or series of transactions entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary contributes, sells, conveys, grants a security interest in or otherwise transfers to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity contributes, sells, conveys, grants a security interest in or otherwise transfers to one or more other Persons, any Securitization Assets (whether now existing or arising in the future) or any beneficial or participation interests therein.
“Receivables Facility” means any receivables financing facilities or factoring (or reverse factoring) agreements or facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations in respect of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary. The term “Receivables Facility” does not include a Qualified Securitization Transaction.
“Regular Record Date” means the record dates specified in the Notes; provided that if any such date is not a Business Day, the record date shall be the first day immediately preceding such specified day that is a Business Day.
“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the Outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the Outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(3) hereof.
“Responsible Officer” with respect to the Trustee, means any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the above designated officers or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary and Foreign Subsidiary Holding Company) that is not then an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Step Spin-Off” means the distribution by Ashland Global of all shares of common stock of the Company held by Ashland Global to the holders of Ashland Global’s common stock on May 12, 2017.
“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means (i) all receivables, inventory or royalty or other revenue streams contributed, sold, conveyed, granted or otherwise transferred as part of, pursuant to or in connection with asset securitization transactions by the Company or any Restricted Subsidiary pursuant to agreements, instruments and other documents relating to any Qualified Securitization Transaction, (ii) all assets related to such receivables, inventory or royalty or other revenue streams, including rights arising under the contracts governing or related to such receivables, inventory or royalty or other revenue streams, rights in respect of collateral and Liens securing such receivables, inventory or royalty or other revenue streams and all contracts and contractual and other rights, guarantees and other credit support in respect of such receivables, inventory or royalty or other revenue streams, any proceeds of such receivables, inventory or royalty or other revenue streams and any lockboxes or accounts in which such proceeds are deposited, spread accounts and other similar accounts (and any amounts on deposit therein) established as part of, pursuant to or in connection with a Qualified Securitization Transaction, any warranty, indemnity, repurchase, dilution and other claim, arising out of the agreements, instruments and other documents relating to such Qualified Securitization Transaction and other assets that are transferred or in respect of which security interests are granted in connection with asset securitizations involving similar assets, and (iii) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (i) and (ii).
“Securitization Special Purpose Entity” means a Person (including, without limitation, a Restricted Subsidiary) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no business or activities other than in connection with the acquisition, disposition and financing of Securitization Assets and any business or activities incidental or related thereto and holds no assets other than Securitization Assets and other assets incidental or related to such Qualified Securitization Transaction.
“Separation Transactions” means, collectively, the Ashland Separation Transactions and the Global Products Transaction.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by the Company or any Subsidiary (other than a Securitization Special Purpose Entity) that, taken as a whole, are customary in connection with a Qualified Securitization Transaction.
“Stated Maturity Date,” when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the principal amount of such Note is due and payable.
“Subsidiary” means, with respect to any Person:
(1)any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and
(2)any partnership, joint venture, limited liability company or similar entity of which
(a)more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership otherwise, and
(b)such Person or any Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.
“Subsidiary Guarantor” has the meaning assigned to it in the preamble to this Indenture.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Lease-Back Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding anything to the contrary in the foregoing, operating lease obligations as determined in accordance with GAAP do not constitute Synthetic Lease Obligations.
“Transfer” means the transfer of certain assets and liabilities among Ashland, Ashland Global, the Company and their respective subsidiaries.
“Treasury Rate” means, as of any date of redemption, the yield to maturity as of such date of redemption of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the date of redemption (or in connection with a discharge, two Business Days prior to the date of deposit with the Trustee or paying agent, as applicable) (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of redemption to August 15, 2029; provided, however, that if the period from the date of redemption to the Stated Maturity Date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Cash” means, at any time, all cash and Cash Equivalents held by the Company and its Restricted Subsidiaries at such time; provided that such cash and Cash Equivalents (a) do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of the Company prepared in conformity with GAAP (unless such classification results solely from any Lien referred to in clause (b) below) and (b) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under a Credit Facility.
“Unrestricted Definitive Note” means a Definitive Note without the Private Placement Legend.
“Unrestricted Global Note” means a Global Note without the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary that has been designated as an “Unrestricted Subsidiary” pursuant to, and in accordance with (i) the Credit Facilities (as in effect on the Issue Date) or (ii) any amendment, modification, supplement, restatement, extension, renewal, refinancing, replacement or substitution thereof that provides the Company with similar rights to designate Subsidiaries as “unrestricted”, in each case, for so long as such Credit Facilities remain in effect and such Subsidiary is so designated thereunder. If there are one or more Unrestricted Subsidiaries under this Indenture and any such Unrestricted Subsidiary ceases to be an “unrestricted subsidiary” under any such Credit Facilities or amendment, modification, supplement, restatement, extension, renewal, refinancing, replacement or substitution thereof (whether by termination of such Credit Facilities, re-designation of such Subsidiary or otherwise), such Subsidiary shall automatically become a Restricted Subsidiary under this Indenture.
“Valvoline Business” means Ashland’s automotive, commercial and industrial lubricant and automotive chemical business substantially as described in the Valvoline Inc. S-1 Registration Statement (#333-211720), as filed on May 31, 2016.
“Valvoline Reorganization” means the reorganization of the Valvoline Business such that the Company is the owner, directly or indirectly, of substantially all of the Valvoline Business.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
Section 1.02.Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.13(a)
“Change of Control Payment”	4.13(a)
“Change of Control Payment Date”	4.13(a)(2)
“Covenant Defeasance”	8.03
“Directing Holder”	6.02(a)
“Event of Default”	6.01
“Fixed Amounts”	1.06
“Guaranteed Obligations”	10.01(a)
“Incurrence Based Amounts”	1.06
“Initial Lien”	4.12(a)
“Initial Notes” ………………………………………………………………	Recitals
“Legal Defeasance”	8.02
“Legal Holiday”	11.07
“Note Register”	2.03
“Noteholder Direction”	6.02(a)
“Paying Agent”	2.03
“Position Representation”	6.02(a)
“Registrar”	2.03

“Specified Transaction”…………………………………………………...	1.05
“Successor Company”	5.01(a)(1)
“Successor Person”	5.01(b)(1)(A)
“Transaction Agreement Date”……………………………………………...	1.05
“Verification Covenant”	6.02(a)

Section 1.03.Trust Indenture Act. For the avoidance of doubt, this Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture.
Section 1.04.Rules of Construction. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)provisions apply to successive events and transactions;
(f)references to sections of or rules or forms under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections, rules or forms adopted by the SEC from time to time;
(g)the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person; and
(h)all covenant basket sizes set forth herein, including any definitions relating thereto, are as specified in U.S. dollars.
Section 1.05.Limited Condition Transactions.     When calculating the availability under any basket or ratio under this Indenture, in each case in connection with any (i) investment or acquisition (including by way of merger or consolidation), in each case, with respect to which the Company or any Subsidiary of the Company may not terminate its obligations (or may not do so without incurring significant expense) due to lack of financing for such investment or acquisition, as applicable, or (ii) repayment, repurchase or refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice), which may be conditional, has been delivered (any such transaction, a “Specified Transaction”), in each case, the date of calculation of such basket or ratio and determination as to whether any Default or Event of Default shall have occurred and be continuing may, at the option of the Company, be the date the definitive agreements for such Specified Transaction are entered into or irrevocable notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness is given to the holders of such Indebtedness (the “Transaction Agreement Date”) and, if the Company so elects, such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Specified Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability of the Company or such Subsidiary to consummate any such Specified Transaction, and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of the Company or any target company) subsequent to such date of determination and at or prior to the consummation of the relevant Specified Transaction, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Specified Transaction is permitted under this Indenture and (y) such baskets or ratios need not be tested at the time of consummation of such Specified Transaction or related transactions; provided, however, that if the Company elects to have such calculation and determination occur at the Transaction Agreement Date, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the Transaction Agreement Date for purposes of calculating any baskets or ratios under this Indenture after the Transaction Agreement Date and before the consummation of such Specified Transaction or, if applicable, the date that the definitive agreement or irrevocable notice for such Specified Transaction is terminated or expires without consummation of such Specified Transaction.
Section 1.06.Measuring Compliance. Notwithstanding anything to the contrary in this Indenture, with respect to any amounts incurred or transactions entered into or consummated in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (including, without limitation, the Fixed Charge Coverage Ratio and Consolidated Secured Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into or consummated in reliance on a provision of this Indenture that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
ARTICLE II

THE NOTES
Section 2.01.Form and Dating; Terms.
(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage in addition to those provided for in Exhibit A hereto. Each Note shall be dated the date of its authentication. The Notes shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess of $2,000.
(b)Global Notes.
(1)Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the Outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(2)Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to Section 2.06 hereof and the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel such Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as provided in this Indenture.
(c)Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)Terms. The aggregate principal amount of Initial Notes that may be authenticated and delivered under this Indenture on the Issue Date is $600,000,000, and the aggregate amount of Additional Notes that may be authenticated and delivered under this Indenture is unlimited (so long as not otherwise prohibited by the terms of this Indenture). With respect to any Additional Notes, the Company shall set forth in (1) a Board Resolution and (2) (i) an Officer’s Certificate or (ii) one or more indentures supplemental hereto, the following information:
(A)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(B)the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and
(C)whether such Additional Notes shall be either Restricted Definitive Notes or Restricted Global Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 11.04 hereof, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(e)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in a Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02.Execution and Authentication.
One Officer shall execute the Notes on behalf of the Company by manual, facsimile or other electronic signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of a Company Order directing authentication (an “Authentication Order”), authenticate and deliver the Initial Notes specified in such Authentication Order. In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.
Section 2.03.Registrar and Paying Agent.
The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) of this Section 2.03 above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such; provided that, no office of the Trustee shall be an office for service of legal process on the Company or any Subsidiary Guarantor. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes. The Trustee will also act as Custodian for the Depositary with respect to the Global Notes.
Section 2.04.Paying Agent to Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Event of Default under Sections 6.01(f) or (g) hereof, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05.Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each

Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.06.Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days; (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes; or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes (provided, however, that the Regulation S Temporary Global Note may not be exchanged for Definitive Notes prior to (1) the expiration of the Restricted Period and (2) the receipt by the Registrar of any certificates required by Rule 903(b)(3)(ii)(B)). Upon the occurrence of any of the preceding events in subclauses (i), (ii) or (iii) of this Section 2.06(a) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subclauses (i), (ii) or (iii) of this Section 2.06(a) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) of this Section 2.06(b) below, as applicable, as well as one or more of the other following subparagraphs of this Section 2.06(b), as applicable:
(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person, as defined in Regulation S under the Securities Act, or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.06(a) hereof, a written order from a Participant or an indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(b)(4), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).
Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06 (c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subclause (i), (ii) or (iii)    of Section 2.06(a) hereof and if the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(3), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subclause (i), (ii) or (iii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof the aggregate principal amount of, in the case of clause (A) of this Section 2.06(d)(1) above, the applicable Restricted Global Note, in the case of clause (B) of this Section 2.06(d)(1) above, the applicable 144A Global Note, and in the case of clause (C) of this Section 2.06(d)(1) above, the applicable Regulation S Global Note.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(d)(2), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(d)(2) or this Section 2.06(d)(3) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(1)Private Placement Legend.
(A)Except as permitted by subparagraph (B) of this Section 2.06(f)(1) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (I) IN THE CASE OF RULE 144A NOTES, THE DATE WHICH IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE THEREOF, THE DATE OF ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND (II) IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE ORIGINAL ISSUE DATE THEREOF, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF

AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(2)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE

BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”
(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and, if the Registrar and the Trustee are not the same entity, notice to the Trustee of such exchange or transfer an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased in a corresponding amount pursuant to this Section 2.06(g) and if the Registrar and the Trustee are not the same entity, notice to the Trustee of such exchange or transfer an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s written request.
(2)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.13 or 9.04 hereof).

(3)Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of Notes for redemption under Section 3.03 hereof and ending at the close of business on the day such notice was sent, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.
(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(7)Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 2.03 hereof, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(8)At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02 hereof.
(9)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically (in PDF format).
(10)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, the Agents nor any Trustee agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.07.Replacement Notes.
If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Registrar and the Paying Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. At the Company’s request, such Holder shall reimburse the Company for its expenses in replacing a Note.
Every replacement Note issued in accordance with this Section 2.07 is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08.Outstanding Notes.
The Notes Outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not Outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be Outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer Outstanding and shall cease to accrue interest.
Section 2.09.Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not Outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the pledged Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.
Section 2.10.Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.
Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11.Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12.Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a special record date, which may be after the existing Regular Record Date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date and in any event at least 20 days before such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send or cause to be sent, via electronic transmission or by first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13.CUSIP or ISIN Numbers.
The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices, including notices of redemption, exchange or offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any related redemption, exchange or offers to purchase shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers. Additional Notes issued under this Indenture may have the same or differing CUSIP or ISIN numbers as those given to the Notes.
Section 2.14.[Intentionally Omitted].
Section 2.15.Benefits of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Notes.
ARTICLE III

REDEMPTION AND PREPAYMENT
Section 3.01.Notices to Trustee. The Company may redeem and pay the Notes or may covenant to redeem and pay the Notes or any part thereof prior to the Stated Maturity Date thereof at such time and on such terms as provided for in this Indenture. If a Note is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity Date thereof all or part of the Notes pursuant to the terms of this Indenture, the Company shall notify the Trustee in writing of the redemption date and the principal amount of the Notes to be redeemed and the redemption price. Except as otherwise provided in Section 3.03, the Company shall give such written notice to the Trustee in the form of an Officer’s Certificate at least 10 days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof unless the Trustee consents to a shorter period.
Section 3.02.Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased as follows:
(a)if the Company notifies the Trustee in writing that the Notes are listed on an exchange, in compliance with the requirements of such exchange; or

(b)on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable or permitted for any reason, by lot or by such other method as may be prescribed by DTC’s applicable procedures.
No Notes of $2,000 of principal amount or less will be redeemed in part. Except as provided in the two preceding sentences, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall make the selection from Outstanding Notes not previously called for redemption.
If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of that Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue or accrete on Notes or portions of them called for redemption.
Section 3.03.Notice of Redemption. At least 10 days but not (except as set forth in Section 3.04 below) more than 60 days before a redemption date, the Company shall deliver electronically or mail or cause to be mailed, by first-class mail, postage prepaid (or otherwise delivered in accordance with the procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
The notice shall identify the Notes to be redeemed and shall state:
(a)the redemption date;
(b)the redemption price, which will include interest accrued and unpaid to the date fixed for redemption;
(c)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(d)the name and address of the Paying Agent;
(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(g)the paragraph of the Notes or provision of this Indenture or any supplemental indenture pursuant to which the Notes called for redemption are being redeemed;
(h)the CUSIP number, or ISIN, if any, printed on the Notes being redeemed;
(i)any applicable conditions precedent and the procedures for notice to the Trustee and Holders of any failure or delay to satisfy such conditions;

(j)whether payment of the redemption price and the performance of the Company’s obligations with respect to such redemption will be performed by another Person; and
(k)that no representation is made as to the correctness or accuracy of the CUSIP number, or ISIN, if any, listed in such notice or printed on the Notes.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee, at least 10 days prior to the intended delivery or mailing of any such notice (or such shorter period as may be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section.
Section 3.04.Effect of Notice of Redemption. Once notice of redemption is delivered or mailed in accordance with Section 3.03 hereof and any conditions set forth therein have been satisfied, Notes called for redemption become due and payable on the redemption date at the redemption price, subject to the following paragraph. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Notice of any redemption may be given prior to the completion of any offering or other corporate transaction, and any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related offering or corporate transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
Section 3.05.Deposit of Redemption Price. No later than 11:00 a.m. Eastern time on the redemption date of such redemption, the Company shall deposit with the Trustee or with the applicable Paying Agent money in U.S. dollars sufficient to pay the redemption price of and accrued interest on all Notes (or portions of Notes) to be redeemed on that date. Neither the Trustee nor the applicable Paying Agent shall be obligated to make payments to Holders or the Depositary without receipt of such sufficient funds. The Trustee or the Paying Agent shall as promptly as practicable return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.
If the Company complies with the provisions of the immediately preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid on the redemption date to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent permitted by law and the terms the Notes, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.
Section 3.06.Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee, upon a Company Order and receipt of the deliverables required hereunder, shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07.No Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.08.Optional Redemption. Except as set forth below, the Company will not be entitled to redeem the Notes at its option prior to August 15, 2029.
(a)At any time prior to August 15, 2029, the Company may redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 above, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Calculation of the Applicable Premium will be the responsibility of the Company and the Trustee is authorized to rely upon such calculation.
(b)On and after August 15, 2029, the Company may redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 above, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed beginning on August 15 of the years indicated below:

Date	Percentage
2029	103.063%
2030	101.531%
2031 and thereafter	100.000%

(c)At any time prior to August 15, 2029, the Company may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued by it at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) remains Outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of the applicable Equity Offering.

(d)Notwithstanding the foregoing, in connection with any tender offer (including any Change of Control Offer) for all of the Outstanding Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date, if Holders of not less than 90% in aggregate principal amount of the Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase date, to redeem all Notes that remain Outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of redemption.
(e)The Company shall calculate, or cause to be calculated, the Applicable Premium. The Trustee shall have no duty to calculate or verify the Company’s calculations of the Applicable Premium.
Section 3.09.Offers to Purchase; Acquisition of Notes. The Company may, and its Affiliates may, at any time and from time to time, acquire Notes by means other than a redemption, including by tender offer, open market purchases, negotiated transactions or otherwise (including in connection with a consent solicitation).
ARTICLE IV

COVENANTS
Section 4.01.Payment of Notes. The Company covenants and agrees, for the benefit of the Holders of the Notes, that it will duly and punctually make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. Neither the Trustee nor the applicable Paying Agent shall be obligated to make payments to Holders or the Depositary without receipt of such sufficient funds.
Section 4.02.Reports and Other Information.
(a)For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (and make available (without exhibits), without cost, to Holders, within the time periods specified in such Sections, to the extent not publicly available on the SEC’s EDGAR filing system (or any successor system) or the Company’s public website); provided, however, that the Trustee shall have no responsibility whatsoever to determine whether such filing or any other filing described below has occurred:
(1)within the time period then in effect under the rules and regulations of the Exchange Act applicable to the Company with respect to the filing of a Form 10-K (or any successor or comparable form), annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;
(2)within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q (or any successor or comparable form) by a non-accelerated filer (or such other status then applicable to the Company), for each of the first three fiscal quarters of each fiscal year, quarterly reports on Form 10-Q, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form; and
(3)within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K (or any successor or comparable form), after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;
in each case, taking into account any extension of time, deemed filing date or safe harbor contemplated or provided by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act or successor provisions and in a manner that complies in all material respects with the requirements specified in such form.
(b)If, at any time, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, the Company will nevertheless post the information required to be set forth in the reports specified above (other than (a) separate financial statements or condensed consolidating financial information required by Rule 13-01 or 13-02 of Regulation S-X, (b) information required by Item 10(e) of Regulation S-K or Regulation G under the Securities Act (in each case with respect to any non-GAAP financial measures contained therein) and (c) information required by Item 402 or 601 of Regulation S-K) on a public or password protected website and will provide such information to Holders and the Trustee (but will not be required to file such information with the SEC), in each case within the time periods that would apply if the Company were required to file such information with the SEC.
(c)For purposes of this Section 4.02, the Company will be deemed to have provided a required report to Holders and the Trustee if it has filed such report with the SEC via the EDGAR filing system (or any successor system).
(d)Notwithstanding the foregoing, if any parent of the Company becomes a Guarantor (there being no obligation of such parent to do so), the reports, information and other documents required to be filed and provided as described above may, at the option of the Company, be filed by and be those of the parent, rather than those of the Company; provided that such reports include a reasonable explanation of the material differences (if any) between the assets, liabilities and results of operations of such parent and its consolidated Subsidiaries, on the one hand, and the Company and its Restricted Subsidiaries, on the other hand.
(e)At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and to the extent not satisfied by this Section 4.02, for so long as any Notes are Outstanding, the Company will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. For the avoidance of doubt, this Section 4.02 will not require the Company or the Restricted Subsidiaries to provide or file any information pursuant to the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC that would not otherwise be applicable to them.
(f)To the extent that any reports or other information is not furnished within the time periods specified in this Section 4.02 and such reports or other information is subsequently furnished prior to the time such failure results in an Event of Default, the Company will be deemed to have satisfied its obligations with respect thereto and any Default with respect thereto shall be deemed to have been cured.
(g)At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the quarterly and annual financial information required pursuant to this Section 4.02 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Company and Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.
(h)The Trustee shall have no duty to determine if any of the filings described above have been made. Delivery of reports, information and documents to the Trustee under the Indenture is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no duty to review or analyze reports delivered to it.
Section 4.03.Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each of its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that, to such Officer’s knowledge, the Company and each of its Restricted Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which such Officer has knowledge and what action the Company and its Restricted Subsidiaries are taking or propose to take, if any, with respect thereto).
Section 4.04.Further Instruments and Acts. The Company and the Guarantors shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 4.05.[Intentionally Omitted].
Section 4.06.[Intentionally Omitted].
Section 4.07.[Intentionally Omitted].
Section 4.08.[Intentionally Omitted].
Section 4.09.[Intentionally Omitted].

Section 4.10.[Intentionally Omitted].
Section 4.11.[Intentionally Omitted].
Section 4.12.Liens.
(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (an “Initial Lien”) of any nature whatsoever on any of its properties or assets (whether owned at the Issue Date or thereafter acquired) securing any Indebtedness for borrowed money, other than Permitted Liens, without effectively providing that the Notes (together with, at the option of the Company, any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries ranking equal in right of payment with the Notes) shall be secured equally and ratably with (or prior to) the Obligations so secured for so long as such Obligations are so secured.
(b)Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may incur or permit to exist any Lien securing Indebtedness for borrowed money without equally and ratably securing the Notes, provided that at the time the relevant Indebtedness is incurred (or, if later, secured), and after giving effect thereto and to the retirement of any Indebtedness for borrowed money that is being retired substantially concurrently therewith, the sum of (i) the aggregate amount of all outstanding Indebtedness for borrowed money secured by Liens other than Permitted Liens, (ii) the aggregate amount of all outstanding refinancing Indebtedness incurred pursuant to clause (9) of the definition of Permitted Liens in respect of Indebtedness for borrowed money initially incurred pursuant to this paragraph (b) and (iii) the aggregate amount of all outstanding Indebtedness for borrowed money incurred pursuant to clause (22) of the definition of Permitted Liens, does not at such time exceed the greater of $450.0 million and 85.00% of LTM EBITDA.
(c)Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.12 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each Initial Lien (other than a release as a result of the enforcement of remedies in respect of such Initial Lien or the Obligations secured by such Initial Lien).
Section 4.13.Offer to Repurchase at the Option of Holders Upon Change of Control.
(a)If a Change of Control occurs after the Issue Date, unless the Company has previously or concurrently mailed a redemption notice with respect to all the Outstanding Notes under Section 3.08, the Company will make an offer to purchase all of the Outstanding Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Company will deliver notice of such Change of Control Offer, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:
(1)that a Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2)the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;
(3)that any Note not properly tendered will remain Outstanding and continue to accrue interest;
(4)that, unless the Company defaults in the payment of the Change of Control Payment required to be made, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(5)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(7)the other instructions, as determined by the Company (which determination shall be conclusive), consistent with the covenant described hereunder, that a Holder must follow; and
(8)if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control.
(b)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in this Indenture by virtue of such conflict.
(c)On the Change of Control Payment Date, the Company will, to the extent permitted by law,
(1)accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(2)deposit with the applicable paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof properly tendered, and

(3)deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Company.
(d)Notwithstanding anything to the contrary herein, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(e)Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
(f)The provisions under this Section 4.13 relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified, with respect to the Notes, with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding, including after the entry into an agreement that would result in the need to make a Change of Control Offer.
Section 4.14.[Intentionally Omitted].
ARTICLE V

SUCCESSORS
Section 5.01.Merger, Consolidation or Sale of All or Substantially All Assets.
(a)The Company. The Company may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties or assets, in one or more related transactions, to any Person unless:
(1)the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of the Company or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);
(2)the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes, pursuant to a supplemental indenture or other documents or instruments;
(3)immediately after such transaction, no Default or Event of Default exists;
(4)[Reserved];

(5)each Subsidiary Guarantor (unless (i) it is the Successor Company, in which case Section 5.01(a)(2) shall apply or (ii) the Company is the surviving entity) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Company’s Obligations under this Indenture and the Notes; and
(6)the Company (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture.
The Successor Company will succeed to, and be substituted for, the Company under this Indenture, the Guarantees and the Notes, as applicable.
Notwithstanding the foregoing clause (3):
(1)any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor, and
(2)the Company may merge with an Affiliate of the Company, as the case may be, solely for the purpose of reincorporating the Company in the United States, any state thereof, the District of Columbia or any territory thereof or for the sole purpose of forming or collapsing a holding company structure.
(b)Subsidiary Guarantors. Subject to Section 10.03, no Subsidiary Guarantor shall, and the Company shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(1)(A)    such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Person”);
(B)the Successor Person, if other than a Guarantor, expressly assumes all the Obligations of such Guarantor (including such Guarantor’s related Guarantee) under this Indenture, pursuant to a supplemental indenture or other documents or instruments;
(C)immediately after such transaction, no Default or Event of Default exists; and
(D)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture; or

(2)in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.
Subject to Section 5.02, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.
Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company, in each case, without regard to the requirements set forth in this Section 5.01(b).
Section 5.02.Successor Company Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a consolidation, merger or sale, assignment, transfer, conveyance or other disposition (other than a lease) of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE VI

DEFAULTS AND REMEDIES
Section 6.01.Events of Default. Each of the following constitutes an “Event of Default” with respect to the Notes:
(a)default in payment when due and payable (whether at maturity, upon redemption, acceleration or otherwise) of principal of, or premium, if any, on the Notes;
(b)default for 30 days or more in the payment when due of interest on or with respect to the Notes;
(c)failure by the Company or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% of the aggregate principal amount of the then Outstanding Notes (with a copy to the Trustee) to comply with any of its other obligations, covenants or agreements (other than a default referred to in clause (a) or (b) above) contained in this Indenture or the Notes;
(d)default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee exists on the Issue Date or is created after the issuance of the Notes, if both:
(1)such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
(2)the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $150.0 million or more;
(e)failure by the Company or any Significant Subsidiary to pay final judgments for the payment of money aggregating in excess of $150.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(f)the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(1)commences a voluntary case, files for suspension of payments or any similar relief;
(2)consents to the entry of an order for relief against it in an involuntary case, files for bankruptcy or commences a similar insolvency proceeding;
(3)consents to the appointment of a Custodian of it or for all or substantially all of its property; or
(4)makes a general assignment for the benefit of its creditors;
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)is for relief against the Company or any Significant Subsidiary in an involuntary case;
(2)appoints a Custodian of the Company or any Significant Subsidiary for all or substantially all of its property; or
(3)orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign law or laws, and the order or decree remains unstayed and in effect for 60 days; and
(h)(i) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void, or (ii) any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with this Indenture.
The term “Custodian” means, for the purposes of this Article VI only, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
The Company shall, within 30 days of any Officer becoming aware of any continuing Default, deliver to the Trustee a statement specifying such Default and steps to be taken to cure such Default. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee in accordance with this Indenture.
Section 6.02.Acceleration.
(a)If an Event of Default with respect to the Notes at the time Outstanding (other than an Event of Default specified in Section 6.01(f) or 6.01(g)) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes by notice to the Company (and to the Trustee, if notice is given by the Holders), may declare the principal amount of, premium, if any, and accrued and unpaid interest on all the then Outstanding Notes to be due and payable immediately.
Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default, shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default, such Event of Default and any remedy with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default, such Event of Default and any remedy that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (except for any indemnity offered or provided to the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, any acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of Default or Event of Default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.
For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction or an Officer’s Certificate.
Upon the effectiveness of such a declaration, such amounts shall be due and payable immediately. Notwithstanding the foregoing portion of Section 6.02, if an Event of Default specified in Section 6.01(f) or 6.01(g) occurs, the principal amount of, premium, if any, and accrued and unpaid interest on all the then Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee shall have no obligation to accelerate the Notes if the Trustee in good faith determines that acceleration is not in the best interests of Holders.
(b)At any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in principal amount of the Notes then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit and all reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation, disbursements and expenses of the Trustee’s counsel) and compensation for the Trustee’s services) and (ii) any and all Events of Default under this Indenture with respect to the Notes, other than the nonpayment of principal and interest, if any, on Notes that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in Section 6.04. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
(c)In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:
(1)the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;
(2)holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(3)the default that is the basis for such Event of Default has been cured.
Section 6.03.Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as shall be most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to the Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
Section 6.04.Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes by written notice to the Trustee, waive an existing Default except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes, (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected; provided, however, that the Holders of a majority in principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.02. When a Default is waived, it shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
Section 6.05.Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that (i) such direction shall not conflict with law or this Indenture or expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein (it being understood that the Trustee does not have an affirmative duty to determine whether any action is prejudicial to any Holder), and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity satisfactory to the Trustee against all fees, losses and expenses related to taking or not taking such action. The Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered, and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
Section 6.06.Limitation on Suits. Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes held by such Holder when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(a)such Holder has previously given the Trustee written notice that an Event of Default with respect to the Notes is continuing;
(b)Holders of at least 30% in the aggregate principal amount of all Outstanding Notes have requested in writing that the Trustee pursue the remedy;
(c)Holders of the Notes have offered, and if requested, provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense in connection therewith;
(d)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer or provision of security or indemnity; and
(e)Holders of a majority in principal amount of all Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
A Holder of Notes may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07.Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes held by such Holder, on or after their Maturity Dates, or to bring suit for the enforcement of any such payment on or after their Maturity Dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.
Section 6.08.Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and any amounts provided for hereunder.

Section 6.09.Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company and the Guarantors, their creditors or their property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee or liquidator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10.Priorities. Any money or property collected by the Trustee pursuant to this Article VI with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: to the Trustee acting in any capacity hereunder and any Agent, for all amounts due to it hereunder;
SECOND: to Holders, for amounts due and unpaid on the Notes for the principal amount of, premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal amount of, premium, if any, and accrued and unpaid interest, respectively; and
THIRD: to the Company.
Section 6.11.Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.
Section 6.12.Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim to take the benefit or advantage of any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE
Section 7.01.Duties of Trustee. (a)  If an Event of Default has occurred and is continuing with respect to the Notes and is actually known or notified in writing to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)Except during the continuance of an Event of Default with respect to the Notes that is actually known or notified in writing to a Responsible Officer of the Trustee:
(1)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, as modified or supplemented by a supplemental indenture hereto, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of willful misconduct on its part, the Trustee may, with respect to Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein nor shall the Trustee have any responsibility or liability for any information set forth therein).
(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)the Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(4)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02.Rights of Trustee.
(a)The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, notice, report, bond, request, direction, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it shall receive an Officer’s Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care. No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for or have any liability for any act or omission by any Depositary.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute negligence or willful misconduct.
(e)The Trustee may consult with counsel of its choice, and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in reliance thereon.
(f)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, and the Trustee may rely thereon.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such a Default is received by a Responsible Officer of the Trustee at the office of the Trustee, and such notice references such Notes and this Indenture and states that it is a notice of Default.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities and any Agent.
(i)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the fees, costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.
(j)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.
(k)The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
(l)The Trustee shall not be required to give any bond or surety in respect of the performance of its duties or powers hereunder.
(m)The Trustee may request that the Company deliver a certificate of incumbency setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(n)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or other force majeure events, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(o)The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, as amended, the Trustee, in accordance with requirements applicable to financial institutions, may be required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. Each party to this Indenture agrees that it will provide the Trustee with such information as the Trustee may request in order for the Trustee to comply with the requirements of the U.S.A. Patriot Act applicable to the Trustee.
(p)The Trustee shall not be responsible or liable for special, indirect, punitive or consequential losses or damages (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(q)Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct on its part, rely upon an Officer’s Certificate.
Section 7.03.Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.10.
Section 7.04.Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s uses of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or the Guarantors in this Indenture, in the Notes or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication. The recitals contained herein and in the Notes shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility or liability for their correctness.
Section 7.05.Notice of Defaults. If a Default with respect to Notes occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail (or electronically deliver in accordance with the procedures of DTC) to each Holder notice of the Default within 60 days after it occurs, unless such Default shall have been cured or waived. The Trustee may withhold the notice (except in the case of a Default in payment of principal, premium or interest) if and so long as the Trustee determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06.[Intentionally Omitted].
Section 7.07.Compensation and Indemnity. The Company and the Guarantors shall pay to the Trustee (acting in any capacity hereunder) and any Agent from time to time compensation for all services rendered by the Trustee as the Company and the Trustee shall agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee (acting in any capacity hereunder) and any Agent upon request for all reasonable and duly documented out-of-pocket expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture, including costs of collection and the fees, expenses and disbursements of their respective agents and counsel, in addition to the reasonable compensation for their respective services. The Company and Guarantors shall, jointly and severally, indemnify and hold harmless the Trustee (acting in any capacity hereunder) or any Agent and their respective officers, directors, employees and agents against any and all loss, liability or expense incurred on its part, arising out of or in connection with the acceptance or administration of this Indenture or the transactions contemplated hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee or such Agent shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Company shall not relieve the Company and Guarantors of their indemnity obligations hereunder, except to the extent that the rights of the Company or the Guarantors are actually prejudiced by such failure. Neither the Company nor any Guarantor will need to reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party attributable to such party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. The Company and the Guarantors shall not be obligated to pay any settlement effected without their prior written consent (which shall not be unreasonably withheld).
To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal of or interest on particular Notes.
The Company’s and the Guarantors’ payment obligations pursuant to this Section 7.07 and the rights, protections and indemnities afforded to the Trustee and any Agent under this Article VII shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee or any Agent, as the case may be. When the Trustee or any Agent incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the

Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
Any right, protection and indemnity provided to the Trustee hereunder shall also be afforded to any Agent hereunder or under any supplemental indenture.
Section 7.08.Replacement of Trustee. The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee and may appoint a successor Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company shall remove the Trustee:
(a)the Trustee fails to comply with Section 7.10;
(b)the Trustee is adjudged bankrupt or insolvent;
(c)a receiver or other public officer takes charge of the Trustee or its property; or
(d)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall mail or otherwise deliver a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least a majority in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s Obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to fees, expenses and liabilities incurred by it prior to such replacement. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.
Section 7.09.Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
Any entity into which the Trustee or any Paying Agent may be merged or converted, or any entity with which the Trustee or Paying Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or Paying Agent shall be a party, or any entity, including affiliated entities, to which the Trustee or Paying Agent shall sell or otherwise transfer: (a) all or substantially all of its assets or (b) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this Indenture become the successor Trustee or Paying Agent under this Indenture or any supplemental indenture without the execution or filing of any paper or any further act on the part of the parties to this Indenture, and after the said effective date all references in this Indenture or supplemental indenture to the Trustee or any Paying Agent shall be deemed to be references to such successor entity. Written notice of any such merger, conversion, consolidation or transfer shall be given promptly to the Company by the Trustee or Paying Agent, as applicable.
Section 7.10.Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
ARTICLE VIII

LEGAL DEFEASANCE, COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE
Section 8.01.Option To Effect Legal Defeasance or Covenant Defeasance. The Company may, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02.Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to the Notes, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)the Company’s obligations with respect to the Notes under Article II hereof;
(b)the rights, indemnities and immunities of the Trustee (and any Agent) hereunder and the Company’s and Guarantors’ obligations in connection therewith (including, but not limited to, the rights of the Trustee (and any Agent) and the duties of the Company and Guarantors under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and
(c)Sections 8.02, 8.04, 8.05, 8.06, 8.07 and 8.08 hereof.
Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each Guarantor under its Guarantee of the Notes shall be terminated simultaneously with the termination of such obligations.
Section 8.03.Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.02 (other than Section 4.02(e)), 4.12 and 4.13 of this Indenture on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that the Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to the Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) (only with respect to defeased covenants hereunder),

6.01(d) and 6.01(e) hereof shall not constitute Events of Default with respect to such Notes. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.
Section 8.04.Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
(a)the Company must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(b)in the case of an election under Section 8.02 hereof, the Company shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel confirming that (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of an election under Section 8.03 hereof, the Company shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel confirming that the Holders and beneficial owners of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)no Default or Event of Default shall have occurred and be continuing on the date the Company makes such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);
(e)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);
(f)the Company shall have delivered, or shall have caused to be delivered, to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and
(g)the Company shall have delivered, or shall have caused to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.05.Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money, Government Securities (including any proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company and Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash, Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money, Government Securities held by it as provided in Section 8.04 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06.Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as general creditors, unless an applicable abandoned property law designates another person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07.Satisfaction and Discharge of Indenture. If at any time:
(a)either:

(1)all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(2)all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of any Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(b)the Company has paid or caused to be paid all sums payable by it under this Indenture;
(c)the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and
(d)the Company shall have delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to the Notes except for the rights, indemnities and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Company and the Guarantors under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder) and, if money shall have been deposited with the Trustee pursuant to this Section 8.07:
(1)the Company’s obligations with respect to the Notes under Article II;
(2)the agreements of the Company and the Subsidiary Guarantors set forth in Article V; and
(3)Sections 8.02, 8.04, 8.05, 8.06, 8.07, 8.08 and 11.11 hereof, shall each survive until the Notes have been paid in full.
Upon the Company’s exercise of this Section 8.07, the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction of and discharging this Indenture with respect to the Notes.
Section 8.08.Reinstatement. If the Trustee or any Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with this Article VIII, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance this Article VIII; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX

AMENDMENTS
Section 9.01.Without Consent of Holders. The Company, any Guarantor (with respect to its Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder:
(a)to cure any ambiguity, omission, mistake, defect or inconsistency;
(b)to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder (as determined in good faith by the Company (which determination shall be conclusive));
(c)to comply with Section 5.01;
(d)to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders;
(e)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder (as determined in good faith by the Company (which determination shall be conclusive));
(f)to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;
(g)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;
(h)to provide for the issuance of exchange Notes or private exchange Notes that are identical to exchange Notes except that they are not freely transferable;
(i)to provide for the issuance of Additional Notes in accordance with this Indenture;
(j)to add a Guarantor under this Indenture and to allow a Guarantor to execute a supplemental indenture or Guarantee the Notes or to release a Guarantor in accordance with the terms of this Indenture;
(k)to conform the text of this Indenture, the Guarantees or the Notes to any provisions of the “Description of Notes” in the Offering Memorandum to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantee or Notes (as determined in good faith by the Company (which determination shall be conclusive));
(l)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes (in each case, as determined in good faith by the Company (which determination shall be conclusive));
(m)to provide for the issuance of the Notes in a manner consistent with the terms of this Indenture; or
(n)to comply with requirements of the SEC in order to qualify this Indenture under the Trust Indenture Act.
Section 9.02.With Consent of Holders. Except as provided below, this Indenture, any Guarantee and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes and any existing Default or compliance with any provision of this Indenture or the Notes issued hereunder may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each Holder affected, an amendment or supplement may not, with respect to any Notes held by a non-consenting Holder:
(a)make any change in the percentage of the principal amount of the Notes required for amendments or waivers;
(b)reduce the principal of or change the fixed final maturity of any Note or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;
(c)reduce the rate of or change the time for payment of interest on any Note;
(d)(A) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of all then Outstanding Notes, and a waiver of the Event of Default under Section 6.01(a) or 6.01(b) that resulted from such acceleration, or (B) waive a Default in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;
(e)make any Note payable in money other than U.S. dollars;
(f)make any change in Section 9.01 or this Section 9.02;
(g)impair the contractual right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the respective due dates therefor expressed in the Notes or to institute suit for the enforcement of any such payment on or after such respective dates; or

(h)make any change to or modify the ranking of the Notes that would adversely affect the Holders thereof.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.
For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action under this Indenture, the principal amount of Notes shall be deemed to be the principal amount of Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Company.
Section 9.03.Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder of such Note affected by such amendment, supplement or waiver.
Section 9.04.Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Trustee or the Company so determine, the Company in exchange for the Note shall issue and the Trustee, upon a Company Order, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
Section 9.05.Trustee to Sign Amendments. Upon the request of the Company, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not affect the rights, duties or immunities of the Trustee under this Indenture or otherwise. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver the Trustee shall be provided with and shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles. The Trustee shall also be entitled to request indemnity satisfactory to it in connection with signing an amendment, supplement or waiver or taking any action (or refraining from taking any action) thereunder or in connection therewith.
Section 9.06.Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. The Trustee shall have no duty or obligation with respect to the Company’s Obligations under this Section 9.06.
ARTICLE X

GUARANTEES
Section 10.01.Guarantees.
(a)Each Guarantor that guarantees the Notes pursuant to this Indenture, jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all Obligations of the Company under this Indenture (including Obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary Obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other Obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes, on the terms set forth in this Indenture by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that such Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations.
(c)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(d)Except as expressly set forth in Section 10.02, the Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.
(e)Subject to Section 10.02 and 10.03 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or any of its Subsidiaries or otherwise.
(f)In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary Obligations of the Company to the Trustee.
(g)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.
(h)Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
(i)Each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 10.02.Limitation on Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
Section 10.03.Releases. A Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged, without further action required on the part of the Subsidiary Guarantor, the Trustee or any Holder of Notes, upon:
(a)any direct or indirect sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, if such sale, exchange, transfer or other disposition is not in violation of the applicable terms of this Indenture;
(b)the release or discharge of the Indebtedness or guarantee of Indebtedness by such Subsidiary Guarantor that resulted in the creation of such Guarantee except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other Indebtedness that would require it to provide a Guarantee of the Notes under the Indenture;
(c)the sale, exchange, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor in a transaction that is not in violation of the applicable terms of this Indenture, to any Person who is not (either before or after giving effect to such transaction) the Company or a Domestic Restricted Subsidiary;
(d)the release or discharge of such Subsidiary Guarantor from its guarantee, and of all pledges and security, if any, granted by such Subsidiary Guarantor in connection with the Credit Facilities, except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other Indebtedness that would require it to provide a Guarantee of the Notes under this Indenture (unless such other Indebtedness has a similar release provision and such Guarantee is released substantially concurrently);
(e)[Reserved];
(f)the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor; or
(g)the Company exercising its Legal Defeasance option or Covenant Defeasance option with respect to the Notes pursuant to Article VIII or the Company’s obligations under this Indenture being discharged with respect to the Notes in accordance with Article VIII;
and, in the case of clauses (a) through (g) of this Section 10.03, such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the release of such Guarantee have been complied with.
Upon request of the Company or the applicable Subsidiary Guarantor, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.
Section 10.04.Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 10.05.No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.
Section 10.06.Additional Guarantees. Following the Issue Date, the Company shall cause each Restricted Subsidiary (a) that guarantees the 2031 Notes or (b) other than a Foreign Subsidiary or Foreign Subsidiary Holding Company, that incurs or guarantees any (i) Indebtedness under the Credit Facilities or (ii) Capital Markets Debt of the Company or any Guarantor in an aggregate principal amount in excess of $100.0 million, to execute a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee the Notes within 30 Business Days of the date on which it incurs or guarantees such other Indebtedness.
Section 10.07.Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary that is required to become a Guarantor pursuant to Section 10.06 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate each stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Guarantor in accordance with its terms.
Section 10.08.Non-Impairment. The failure to endorse a Guarantee on any Notes shall not affect or impair the validity thereof.
Section 10.09.Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
ARTICLE XI

MISCELLANEOUS
Section 11.01.[Intentionally Omitted].
Section 11.02.Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, electronic mail, facsimile transmission or overnight air courier guaranteeing next day delivery addressed as follows:
If to the Company or any Guarantor:
Valvoline Inc.
100 Valvoline Way, Suite 100
Lexington, KY 40509-2714
Attention: Julie M. O’Daniel, Esq.

with copies for information purposes only to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Ilir Mujalovic, Esq. and Harald Halbhuber, Esq.
Email: imujalovic@cgsh.com and hhalbhuber@cgsh.com
If to the Trustee:
U.S. Bank Trust Company, National Association
Global Corporate Trust Services
333 Thornall Street
Edison, New Jersey 08837
Attention: Christina Bruno
Facsimile: 732.321.2516
Email: christina.bruno@usbank.com
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed by first-class mail (registered or certified, return receipt requested) to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed (or otherwise in accordance with the procedures of DTC).
Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting; provided that notices to the Trustee shall be deemed given upon actual receipt by the Trustee.
Notwithstanding any other provisions of this Indenture or any Notes, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign or other electronic signature provider that the Company plans to use (or such other digital signature provider as specified in writing to Trustee by an Officer of the

Company)), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 11.03.[Intentionally Omitted].
Section 11.04.Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a)an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)an Opinion of Counsel stating that all such conditions precedent have been complied with.
Section 11.05.Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a)a statement that the individual making such certificate or opinion has read such covenant or condition (and the related definitions);
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
Section 11.06.Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 11.07.Legal Holidays. “Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are required to be closed in the State of New York or a place of payment with respect to the Notes. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 11.08.Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 11.09.No Personal Liability of Directors, Officers, Employees and Stockholders. No present, past or future director, officer, employee, member, partner, incorporator or equity holder of the Company, any Guarantor or any Subsidiary of the Company or any of their respective direct or indirect parent companies (except for the Company, any

Subsidiary or parent company (if any) in its capacity as obligor or Guarantor in respect of the Notes and not in its capacity as equity holder of the Company or any Subsidiary Guarantor) shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.
Section 11.10.Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind its successors (other than as contemplated by Section 5.02 or 10.03). All agreements of the Trustee in this Indenture shall bind its successors.
Section 11.11.Multiple Originals; Electronic Signatures. The parties may sign any number of counterparts of this Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 11.12.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.13.Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 11.14.Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Indenture as a whole.
Section 11.15.Submission to Jurisdiction and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS INDENTURE, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

VALVOLINE INC.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Treasurer

[Signature page – Indenture]

VALVOLINE US LLC
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

VALVOLINE LLC
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

VALVOLINE LICENSING AND INTELLECTUAL PROPERTY LLC
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

VALVOLINE BRANDED FINANCE, INC.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

VALVOLINE INSTANT OIL CHANGE FRANCHISING, INC.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

[Signature page – Indenture]

VRS HOLDCO LLC
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

VALVOLINE US RETAIL SERVICES LLC
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

VIOC FUNDING, INC.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

VALVOLINE HD LLC
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

FUNDING CORP. I
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

[Signature page – Indenture]

OCH INTERNATIONAL, INC.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

OC INTERMEDIATECO, INC.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

OC HOLDING, INC.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

OIL CHANGER HOLDING CORP.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

OIL CHANGER, INC.
By:	/s/ Dione R. Sturgeon
Name: Dione R. Sturgeon
Title: Vice President, Treasurer & Tax

[Signature page – Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Christina Bruno
Name: Christina Bruno
Title: Vice President

[Signature page – Indenture]

EXHIBIT A
FORM OF NOTE
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [          ]
ISIN [          ]
[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$[          ]
6.125% Senior Notes Due 2034
No. [          ]]    $[          ]
VALVOLINE INC., Kentucky corporation, promises to pay to [    ] or registered assigns, the principal sum of [     ] United States Dollars on August 15, 2034 or such greater or lesser amount as may be indicated in Schedule A hereto.
Interest Payment Dates: February 15 and August 15, commencing February 15, 2027. Interest is also payable on the Stated Maturity Date.
Regular Record Dates: February 1 and August 1, except that interest payable on the Stated Maturity Date will be payable to the Person to whom principal is payable.
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

VALVOLINE INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This Note is one of the 6.125% Senior Notes Due 2034 referred to in the within-mentioned Indenture.
Dated:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

by
    Authorized Signatory

[Reverse of Note]
6.125% Senior Notes Due 2034
1.    Indenture
This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.125% Senior Notes Due 2034 (the “Notes”) to be issued under an indenture, dated as of August 24, 2026 (the “Indenture”), among VALVOLINE INC., a Kentucky corporation (the “Company”), Subsidiary Guarantors (as defined therein) , U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”) and the other agents party thereto. Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.
Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.
2.    Interest
The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 2027, to the holder of record of those Notes on the immediately preceding February 1 and August 1, as applicable. Interest is also payable on the Stated Maturity Date to the Person to whom principal is payable. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date of the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
3.    Paying Agent and Registrar
Initially the Trustee will act as paying agent and registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its Subsidiaries may act as paying agent or registrar.
4.    Defaults and Remedies; Waiver
Article VI of the Indenture sets forth the Events of Default and related remedies applicable to the Notes.

5.    Amendment
Article IX of the Indenture sets forth the terms by which the Notes and the Indenture may be amended.
6.    Change of Control
Section 4.13 of the Indenture sets forth the terms by which the Company will be required to make an offer to purchase the Notes if a Change of Control occurs.
7.    Obligations Absolute
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the Obligations of the Company, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
8.    Sinking Fund
The Notes will not have the benefit of any sinking fund.
9.    Denominations; Transfer; Exchange
The Notes are issuable in registered form without coupons in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.13 and 9.04 of the Indenture).
The Company and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of such mailing or (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
10.    Further Issues
The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

11.    Optional Redemption
The Notes are subject to redemption at the option of the Company, as described in Section 3.08 of the Indenture.
12.    Persons Deemed Owners
The ownership of Notes shall be proved by the register maintained by the Registrar.
13.    No Personal Liability of Directors, Officers, Employees and Stockholders
No present, past or future director, officer, employee, member, partner, incorporator or equityholder of the Company, any Guarantor or any Subsidiary of the Company or any of their respective direct or indirect parent companies (except for the Company, any Subsidiary or parent company (if any) in its capacity as obligor or guarantor in respect of the Notes and not in its capacity as equityholder of the Company or any Subsidiary Guarantor) shall have any liability for any obligations of the Company or any of the Guarantors under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.
14.    Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if it deposits with the Trustee money and/or certain specified government securities for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.
15.    Unclaimed Money
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

16.    Trustee Dealings with the Company
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.
17.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
18.    CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
19.    [Reserved]
20.    Governing Law
THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to
    (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.
Date:
Your Signature:
    (Sign exactly as your name appears on
    the face of this Note)
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Option of Holder to Elect Purchase
If you want to elect to have only part of the principal amount of this Note purchased by the Company pursuant to Section 4.13 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:
    (Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in Global Form

Sch-1

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Valvoline Inc.
100 Valvoline Way
Lexington, KY 40509-2714
Attention: Julie M. O’Daniel, Esq.
U.S. Bank Trust Company, National Association
Global Corporate Trust Services
333 Thornall Street
Edison, New Jersey 08837
Attention: Christina Bruno
Facsimile: 732.321.2516
Email: christina.bruno@usbank.com
Re: 6.125% Senior Notes due 2034
Reference is hereby made to the Indenture, dated as of August 24, 2026, as may be amended, restated, supplemented or otherwise modified from time to time (the “Indenture”), among Valvoline Inc., the Subsidiary Guarantors (as defined therein) and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______ in such Note[s] or interests (the “Transfer”), to ________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
2.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE

PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 promulgated under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S promulgated under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
3.    [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 promulgated under the Securities Act; or
(b)    [ ] such Transfer is being effected to the Company or a Restricted Subsidiary thereof; or
(c)    [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4.    [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 promulgated under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 promulgated under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]

By:
    Name:
    Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP [    ]), or
(i)    [ ] Regulation S Global Note (CUSIP [    ]), or
(b)    [ ] a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP [    ]), or
(ii)    [ ] Regulation S Global Note (CUSIP [    ]), or
(b)    [ ] a Restricted Definitive Note; or
(c)    [ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Valvoline Inc.
100 Valvoline Way
Lexington, KY 40509-2714
Attention: Julie M. O’Daniel, Esq.
U.S. Bank Trust Company, National Association
Global Corporate Trust Services
333 Thornall Street
Edison, New Jersey 08837
Attention: Christina Bruno
Facsimile: 732.321.2516
Email: christina.bruno@usbank.com
Re: 6.125% Senior Notes due 2034
Reference is hereby made to the Indenture, dated as of August 24, 2026, as may be amended, restated, supplemented or otherwise modified from time to time (the “Indenture”), among Valvoline Inc., the Subsidiary Guarantors (as defined therein) and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $    _______ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b) [ ] CHECK AND COMPLETE IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated.
[Insert Name of Owner]

By:
    Name:
    Title:
Dated:

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTORS
[ ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ], 20[ ], among Valvoline Inc. (the “Company”), [ ] (the “Guaranteeing Subsidiary”) a subsidiary the Company (as defined in the Indenture referred to herein), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee under the Indenture referred to herein (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of August 24, 2026, among the Company, the Guarantors named therein and the Trustee, providing for the issuance from time to time of notes (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture; and
WHEREAS, pursuant to Sections 9.01, 10.06 and 10.07 of the Indenture, the Trustee is authorized and required to execute and deliver this Supplemental Indenture without consent of Holders.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations (including the Guaranteed Obligations) and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article X of the Indenture, including, without limitation, Section 10.02 thereof.
3.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.    Counterparts. The parties may sign any number of counterparts of this Supplemental Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented or amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Valvoline Inc.

By:
Name:
Title:
[●]

By:
Name:
Title:
[●]

By:
Name:
Title:
[●]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

D-4